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Exhibit 11.1

                             VANSTAR CORPORATION
            Statement of Computation of Earnings Per Share
                  (In thousands, except per share data)

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                                                    Three Months Ended    Nine Months Ended
                                                       January 31,             January 31,
                                                    ------------------    -----------------
                                                     1997        1996       1997      1996
                                                   -------     -------    -------   -------
PRIMARY EARNINGS PER SHARE
Weighted average number of
  common shares outstanding                         42,499      10,943     41,328    11,000

Common equivalent shares from stock options
  using the treasury stock method                    1,735           -      2,065        73

Common shares from the assumed conversion
  of all outstanding preferred stock and warrants        -      20,306          -    20,306

Common equivalent shares from stock options
  related to SAB No. 83 using the treasury
  stock method                                           -           -          -     1,593
                                                   -------     -------    -------   -------
Shares used in per share calculation                44,234      31,249     43,393    32,972
                                                   -------     -------    -------   -------
                                                   -------     -------    -------   -------

Net income (loss)                                    7,520      (7,537)    28,361       728
Preferred stock dividends                                -        (866)         -    (2,597)
                                                   -------     -------    -------   -------
Net income (loss) applicable to common stock         7,520      (8,403)    28,361    (1,869)
                                                   -------     -------    -------   -------
                                                   -------     -------    -------   -------

Earnings per share                                 $  0.17     $ (0.27)   $  0.65   $ (0.06)
                                                   -------     -------    -------   -------
                                                   -------     -------    -------   -------

FULLY DILUTED EARNINGS PER SHARE
Weighted average number of
  common shares outstanding                         42,499      10,943     41,328    11,000

Common equivalent shares from stock options
  using the treasury stock method                    1,735           -      2,089        73

Common shares from the assumed conversion
  of all outstanding preferred stock and warrants        -      20,306          -    20,306

Common equivalent shares from stock options
  related to SAB No. 83 using the treasury
  stock method                                           -           -          -     1,593
                                                   -------     -------    -------   -------
Shares used in per share calculation                44,234      31,249     43,417    32,972
                                                   -------     -------    -------   -------
                                                   -------     -------    -------   -------

Net income (loss)                                    7,520      (7,537)    28,361       728
                                                   -------     -------    -------   -------
                                                   -------     -------    -------   -------

Earnings per share                                 $  0.17     $ (0.24)   $  0.65   $  0.02
                                                   -------     -------    -------   -------
                                                   -------     -------    -------   -------
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